**Exhibit 99.1**

LTMCC

OMB Control No. 1505-0080

# ORDER FOR SUPPLIES OR SERVICES

PAGE 1 OF 56 PAGES

IMPORTANT: Mark all packages and papers with contract and/or order numbers.

1. DATE OF ORDER: 03/28/2006
2. CONTRACT NO. (if any): TIRNO-06-C-00038
3. ORDER NO.:
4. REQUISITION/REFERENCE NO.: Q-6-QF-0B-00-A30 000
5. ISSUING OFFICE (Address correspondence to): Internal Revenue Service IR30088, 6009 Oxon Hill Road, Suite 500, Oxon Hill, MD 20745

6. SHIP TO:
- a. NAME OF CONSIGNEE: 20745042 IRS - Constellation Centre (06-001)
- b. STREET ADDRESS: Office of Tech. Contract Mgmt. (A:P:TC) 6009 Oxon Hill Rd.
- c. CITY: Oxon Hill
- d. STATE: MD
- e. ZIP CODE: 20745
- f. SHIP VIA:

7. TO:
- a. NAME OF CONTRACTOR: ATTN: PARADIGM SOLUTIONS CORPORATION Phone: (301) 468-
- b. COMPANY NAME: 30053153 PARADIGM SOLUTIONS CORPORATION
- c. STREET ADDRESS: 2600 TOWER OAKS BLVD., SUITE 500
- d. CITY: ROCKVILLE
- e. STATE: MD
- f. ZIP CODE: 208524218

8. TYPE OF ORDER
- ☐ a. PURCHASE REFERENCE YOUR: ______ Please furnish the following on the terms and conditions specified on both sides of this order and on the attached sheet, if any, including delivery as indicated.
- ☐ b. DELIVERY – Except for billing instructions on the reverse, this delivery order is subject to instructions contained on this side only of this form and is issued subject to the terms and conditions of the above-numbered contract.

9. ACCOUNTING AND APPROPRIATION DATA: multiple accounting - $5,841,418.80

10. REQUISITIONING OFFICE:

11. BUSINESS CLASSIFICATION (Check appropriate box(es)): ☐ a. SMALL ☒ b. OTHER THAN SMALL ☐ c. DISADVANTAGED ☐ d. WOMEN-OWNED

12. F.O.B. POINT: Destination

13. PLACE OF: a. INSPECTION / b. ACCEPTANCE

14. GOVERNMENT B/L NO.:

15. DELIVER TO F.O.B. POINT ON OR BEFORE (Date): 04/01/2006

16. DISCOUNT TERMS: Terms: 0% Days: 0 Net Due: 30

## 17. SCHEDULE *(See reverse for Rejections)*

| ITEM NO. (a) | SUPPLIES OR SERVICES (b) | QUANTITY ORDERED (c) | UNIT (d) | UNIT PRICE (e) | AMOUNT (f) | QUANTITY ACCEPTED (g) |
|---|---|---|---|---|---|---|
| 0001 | Project Management for FY06. 04/01/06-09/30/06.<br>Accounting and Appropriation Data: 060609190 QF01000 9S BOC: R702 R702 ZGR1M $328,919.70<br>PR#: Q-6-QF-0B-00-A30 | 1.00 | LO | 328,919.70 | 328,919.70 | |
| 0002 | FY06 MCC Hardware maintenance. Period of performance 04/01/06-09/30/06.<br>Accounting and Appropriation Data: 060609190 QF01000 9S BOC: J070 J070 ZGR1M $866,111.49 | 1.00 | LO | 866,111.49 | 866,111.49 | |

SEE BILLING INSTRUCTIONS ON REVERSE

18. SHIPPING POINT:
19. GROSS SHIPPING WEIGHT:
20. INVOICE NO.:

21. MAIL INVOICE TO:
- a. NAME: IRS Beckley Finance Center NVB030
- b. STREET ADDRESS (or P.O. Box): P.O. Box 9002 Tel: (304) 256-6000
- c. CITY: Beckley
- d. STATE: WV
- e. ZIP CODE: 25802

17(h) TOT. (Cont. pages): 4,646,387.61

17(i) GRAND TOTAL: 5,841,418.80

22. UNITED STATES OF AMERICA BY (Signature)

23. NAME (Typed): JOSEPH E GRAY 202-283-2880
TITLE: CONTRACTING/ORDERING OFFICER

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition not usable

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OPTIONAL FORM 347 (REV. 6/95)
Prescribed by GSA/FAR 48 CFR 53.213(e)